THIRD AMENDMENT TO
                             CREDIT AGREEMENT


                  THIS THIRD AMENDMENT TO CREDIT AGREEMENT, made and entered into as of the 1st day of February, 1999, by and between PM RESOURCES, INC., a Missouri corporation ("PM"), AGRI-NUTRITION GROUP LIMITED, a Delaware corporation ("Agri-Nutrition"), and ST. JON LABORATORIES, INC., a California corporation ("St. JON," and collectively with PM and Agri-Nutrition referred to herein as "Borrowers") and FIRST BANK, a Missouri state banking corporation ("Bank").

                                  WITNESSETH:

                  WHEREAS, Borrowers heretofore jointly and severally executed and delivered to Bank a Revolving Credit Note dated May 14, 1998, in the principal amount of up to Nine Million Two Hundred Thousand Dollars ($9,200,000.00), payable to the order of Bank as therein set forth, which Revolving Credit Note was most recently amended and restated by Borrowers in a Revolving Credit Note dated as of October 2, 1998 in the principal amount of up to Nine Million Seven Hundred Thousand Dollars ($9,700,000.00) made by Borrowers payable to the order of Bank as therein set forth (as amended and restated, the "Note"); and

                  WHEREAS, the Note is described in a certain Credit Agreement dated May 14, 1998 made by and among Borrowers and Bank as previously amended by an Amendment to Credit Agreement dated as of August 6, 1998 made by and among Borrowers and Bank and by a Second Amendment to Credit Agreement dated as of October 2, 1998 made by and among Borrowers and Bank (as amended, the "Loan Agreement"); and

                  WHEREAS, Borrowers and Bank desire to further amend the Loan Agreement and the Note to extend the Five Hundred Thousand Dollars ($500,000.00) temporary increase in the maximum available principal amount thereunder until March 31, 1999 (subject to the Borrowing Base, the scheduled periodic principal reductions set forth in Section 3.1(b) of the Loan Agreement and other terms and conditions of the Loan Agreement) and to make certain other amendments thereto on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual provisions and agreements hereinafter set forth, the parties hereto do hereby mutually promise and agree as follows:

                  1. The Note shall be amended and restated in the form of that certain Revolving Credit Note attached hereto as Exhibit C, to extend the increase in the maximum principal amount thereof to Nine Million Five Hundred Fifty Thousand Dollars ($9,550,000.00) for the period of time up to and including February 27, 1999, reducing automatically on February 28, 1999 to the new maximum amount of Nine Million Four Hundred Thousand Dollars ($9,400,000.00) pursuant to Section 3.1(b) of the Loan Agreement for the period up to March 31, 1999, reducing automatically on March 31, 1999 to the new maximum amount of Eight Million Nine Hundred Thousand Dollars

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($8,900,000.00)  and  thereafter  reducing as set forth in Section 3.1(b) of the
Loan Agreement, and to make certain amendments as set forth therein. All references in the Loan Agreement to the "Note," the "Revolving Credit Note" and other references of similar import shall hereafter be amended and deemed to refer to the Note in the form of the Revolving Credit Note, as amended and restated in the form attached hereto as Exhibit C. Borrowers hereby agree that on or before 5:00 p.m. (St. Louis time) on February 28, 1999, Borrowers shall jointly and severally repay to Bank, without any requirement of demand or notice from Bank, an amount equal to amount by which the outstanding principal balance of the Note exceeds Nine Million Four Hundred Thousand Dollars ($9,400,000.00), together with all other amounts then due under the terms of the Loan Agreement and the Note and that on or before 5:00 p.m. (St. Louis time) on March 31, 1999, Borrowers shall jointly and severally repay to Bank, without any requirement of demand or notice from Bank, an amount equal to amount by which the outstanding principal balance of the Note exceeds Eight Million Nine Hundred Thousand Dollars ($8,900,000.00), together with all other amounts then due under the terms of the Loan Agreement and the Note.

                  2. The fourth paragraph beginning with the word "WHEREAS" on the first page of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                           WHEREAS, Borrowers have requested the consolidation of the above described credit facilities under one borrowing base for Agri-Nutrition and its Subsidiaries on a joint and several basis and an extension of such joint and several loan facility from Bank in an aggregate principal amount of up to Nine Million Five Hundred Fifty Thousand Dollars ($9,550,000.00) for a period of time from February 1, 1999 up to and including February 27, 1999, Five Million Dollars ($5,000,000.00) of which shall be subject to a Borrowing Base (as set forth herein) ("Facility A"), and the remaining Four Million Five Hundred Fifty Thousand Dollars ($4,550,000.00) of which shall be a reducing revolving credit line from Bank ("Facility B"), that on February 28, 1999 the maximum principal amount of such loan facility and Facility B shall reduce automatically as set forth in Section 3.1(b) herein, and on March 31, 1999 the maximum principal amount of such loan facility shall be further reduced automatically to an aggregate principal amount of up to Eight Million Nine Hundred Thousand Dollars ($8,900,000.00), reducing thereafter pursuant to Section 3.1(b) herein during the period of time from April 1, 1999 up to and including March 31, 2001 (as of March 31, 1999, Four Million Five Hundred Thousand Dollars ($4,500,000.00) of which shall be subject to the Borrowing Base under Facility A, and the remaining Four Million Four Hundred Thousand Dollars ($4,400,000.00) of which shall constitute the reducing revolving credit line from Bank under Facility B); and

                  3. Subpart (n) of the  definition  of  "Eligible  Accounts" in
Section 2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

       (n) Accounts which are not subject to a first priority perfected security
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         interest in favor of Bank and Accounts  which have been factored by any of the Borrowers, including without limitation, the outstanding Account of St. JON due from Petsmart Inc. in an amount of up to $1,000,000.00 which may be factored by such Borrower with FB Commercial Finance, Inc.

                  4. The second sentence of Section 3.1(a) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

         The maximum aggregate principal amount of Loans plus the face amount of issued and outstanding Letters of Credit which Bank, cumulatively, may be required to have outstanding under this Facility A at any one time shall not exceed the lesser of (i) for the period from the execution of that certain Third Amendment to Credit Agreement dated as of February 1, 1999 made by and among Borrowers and Bank (the "Third Amendment") to and including March 31, 1999 the amount of Five Million Dollars ($5,000,000.00), or from and after March 31, 1999 an amount of Four Million Five Hundred Thousand Dollars ($4,500,000.00), or (ii) the Borrowing Base (as hereinafter defined).

                  5. The second sentence of Section 3.1(b) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

         The aggregate principal amount of Facility B Loans which Bank, cumulatively, shall be required to have outstanding hereunder at any one time shall not exceed Four Million Five Hundred Fifty Thousand Dollars ($4,550,000.00) from the date of the Third Amendment until February 27, 1999, which amount shall thereafter be reduced by One Hundred Fifty Thousand Dollars ($150,000.00) on each February 28, May 31, August 31 and November 30, with the first such reduction on February 28, 1999.

                  6. The last sentence of Section 3.2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                           Contemporaneously with the execution of the Third Amendment, Borrowers shall execute and deliver to Bank a Note of Borrowers dated as of February 1, 1999 and payable jointly and severally to the order of Bank in the original principal amount of Nine Million Five Hundred Fifty Thousand Dollars ($9,550,000.00) in the form attached as Exhibit C to the Third Amendment and incorporated herein by reference (as the same may from time to time be amended, modified, extended or renewed, the "Note").

                  7. The Borrowing Base Certificate shall be amended and restated in the form of that certain Borrowing Base Certificate attached hereto as Exhibit A to incorporate the above changes. All references in the Loan Agreement to the "Borrowing Base Certificate" and other references of similar import shall hereafter be amended and deemed to refer to the Borrowing Base certificate in the form attached hereto as Exhibit A.

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                  8. The  agreements  of Bank  contained  herein  are  expressly conditioned upon deliver by Borrowers of the following:

              (a) the executed original of this Third Amendment to Credit Agreement;

              (b) the executed original of the amended and restated Note;

              (c) a copy of resolutions of the Board of Directors of each of the Borrowers, duly adopted, which authorize the execution, delivery and performance of this Third Amendment to Credit Agreement and the amended and restated Note and the other Transaction Documents, certified by the Secretary of each such Borrower;

              (d) the Consent of Agri-Nutrition and St. JON in the form attached hereto, acknowledging the amendments contained herein and the continuing effectiveness of the Pledge Agreements, duly executed respectively by Agri-Nutrition and St. JON;

              (e) such other documents as Bank may reasonably request; and

              (f) payment by Borrowers of the amendment fee required under paragraph 14 above.

                  9. Borrowers hereby represent and warrant to Bank that:

              (a) The execution, delivery and performance by Borrowers of this Third Amendment to Credit Agreement and the amended and restated Revolving Credit Note are within the corporate powers of Borrowers, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by Borrowers of this Third Amendment to Credit Agreement and the amended and restated Revolving Credit Note do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and none of the Borrowers is now in default under or in violation of, the terms of the Articles of Incorporation or Bylaws of such Borrower, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement or instrument to which any of the Borrowers is a party or by which any of them is bound or to which any of them is subject;

              (b) This Third Amendment to Credit Agreement and the amended and restated Revolving Credit Note have been duly executed and delivered and constitute the legal, valid and binding obligations of Borrowers enforceable in accordance with their terms; and

              (c) As of the date hereof, all of the covenants, representations and warranties of Borrowers set forth in the Loan Agreement are true and correct and no "Event of Default" (as defined therein) under or within the meaning of the Loan Agreement has occurred and is continuing.

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                  10.  All  references  in the  Loan  Agreement  to  "this  Loan
Agreement" and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Third Amendment to Credit Agreement.

                  11. This Third Amendment to Credit Agreement and the amended and restated Revolving Credit Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrowers may not assign, transfer or delegate any of their rights or obligations hereunder.

                  12. This Third Amendment to Credit Agreement shall be governed by and construed in accordance with the internal laws of the State of Missouri.

                  13. In the event of any inconsistency or conflict between this Third Amendment to Credit Agreement and the Loan Agreement, the terms, provisions and conditions of this Third Amendment to Credit Agreement shall govern and control.

                  14. The Loan Agreement, as hereby amended and modified, and the amended and restated Revolving Credit Note, as hereby amended and restated, are and shall remain the binding obligations of Borrowers and all of the provisions, terms, stipulations, conditions, covenants and powers contained therein shall stand and remain in full force and effect, except only as the same are herein and hereby specifically varied or amended, and the same are hereby ratified and confirmed. If any installment of principal or interest on the amended and restated Revolving Credit Note shall not be paid when due as provided in the amended and restated Revolving Credit Note, the holder of the amended and restated Revolving Credit Note shall be entitled to and may exercise all rights and remedies under the amended and restated Revolving Credit Note and the Loan Agreement, as amended.

                  15. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWERS AND BANK FROM ANY MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWERS AND BANK COVERING SUCH MATTERS ARE CONTAINED IN THE LOAN AGREEMENT, AS AMENDED BY THIS AGREEMENT, WHICH CONSTITUTES A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWERS AND BANK EXCEPT AS BORROWERS AND BANK MAY LATER AGREE IN WRITING TO MODIFY. THE LOAN AGREEMENT, AS AMENDED BY THIS AGREEMENT, EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

                  IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first written above on this 1st day of February, 1999.

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                               PM RESOURCES, INC.



                               By:
                               Robert J. Elfanbaum, Vice President and Treasurer

                               AGRI-NUTRITION GROUP LIMITED



                               By:
                               Robert J. Elfanbaum, Secretary

                               ST. JON LABORATORIES, INC.



                               By:
                               Robert J. Elfanbaum, Vice President,
                               Secretary and Treasurer

                               FIRST BANK



                               By:
                               Ted H. Kraizer, Vice President

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